Exhibit 10.79

ORDER FORM - BitGo Services For notices to BitGo: BitGo, Inc. Attn: Contract Notices 2443 Ash Street Palo Alto, California 94306, United States of America Email: premiumsupport@bitgo.com Customer: Athena Bitcoin Inc (“Customer”) Effective Date: Aug 1, 2023 Customer contact information for billing related notices and communications: First Name: Noreen Last Name: Tuminiello Title: Billing Phone Number: +1 - 872 - 225 - 0048 Billing Email Address: noreen@athenabitcoin.com Billing Street: 1332 N Halsted Billing City: Chicago Billing State/Province: IL Billing Country: US Billing Zip/Postal Code: 60642 DocuSign Envelope ID: DF7DAA95 - 7850 - 4A54 - A526 - C3F1D6FECA5E 1

Customer contact information for all other notices: Juan First Name: Díaz Last Name: Title: Email Address: juan@athena.sv Phone Number: +57 313 3408025 DocuSign Envelope ID: DF7DAA95 - 7850 - 4A54 - A526 - C3F1D6FECA5E 2

DocuSign Envelope ID: DF7DAA95-7850-4A54-A526-C3F1D6FECA5E

Services Offered

Please *initial* for each service that you are ordering:

	Initial
BitGo Multi-Signature Wallets for supported digital assets[1] includes the following: ○ BitGo Enterprise ○ BitGo Platform API access ○ No BitGo fees on transfers between BitGo Wallets within each BitGo Enterprise ○ Proactive Send Queue Management ○ Access to BitGo's Dynamic Mining Fee Algorithm ○ Onboarding Session Including Video Identification User Security Process ○ Wallet Administrators ○ Premium Support (see Exhibit A)	DS MG
Additional Options: ○ Custom API Endpoints ○ Additional BitGo Enterprise(s) ○ MetaMask Institutional ("MMI Services")	N/A
BitGo Portfolio: ○ Professional ○ Institutional	N/A
BitGo Tax (*BitGo Portfolio is a prerequisite*)	N/A
The following hardware is included upon Customer request: ● Up to three (3) Yubikeys *Future Orders will be at list price (including any applicable term-based discounts at time of purchase).*	N/A

[1] List of digital assets supported by BitGo: https://www.bitgo.com/resources/multi-currency.

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DocuSign Envelope ID: DF7DAA95-7850-4A54-A526-C3F1D6FECA5E

<u>Services Fees</u>

BitGo Multi-Signature Wallets

Fees are assessed on a monthly basis at the end of each calendar month based on a per-cryptocurrency US Dollar volume of outgoing transactions.[2] Invoicing is done in US Dollars.

On-Boarding Fee:	$ 0
Additional API Endpoints (per)	$ N/A
Monthly Minimum Fee:	$ 3,000

Transaction Fee[3]

Range of Transaction Volume ($ USD)	Basis Points
0-10M	3bps
>10M	7.5bps
-	-
-	-
-	-

If the total combined Transaction Fees for all currencies is less than the Monthly Minimum Fee, then the Monthly Minimum Fee is charged.

For Customers who also have a Custodial Services Agreement ("CSA") with affiliate BitGo Trust Company (a) transaction fees and AUC Fees incurred by Customer under the CSA shall count as "Transaction Fees" under this Order Form for purposes of determining whether the Monthly Minimum has been met and (b) transfers made by Customer to a custodial wallet under Customer's CSA shall not incur transactions fees.

Note: Services Fees are exclusive of any on-chain fees as required by the underlying blockchain. Customer is solely responsible for all on-chain fees.

<u>Prepaid-Fee Wallet</u>: Customers creating Ethereum or Ripple wallets are required to create a "Prepaid-Fee Wallet." This wallet will be used to cover the expenses of creating Ethereum and

[2] For the purpose of calculating fees and how BitGo computes USD value of digital currencies.
, please consult https://https://www.bitgo.com/resources/price-feeds

[3] Tx Fees are calculated on outgoing transactions only. For clarity, transfers by Client to Non-custodial Wallets offered by BitGo Inc. under Client's account will not be assessed Tx Fees.

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DocuSign Envelope ID: DF7DAA95-7850-4A54-A526-C3F1D6FECA5E

Ripple wallets as well as the blockchain fees associated with these digital currencies.
The Prepaid-Fee wallet will be a BitGo custodial wallet which will allow BitGo to withdraw funds when fees are due. Prepaid-Fee Wallets that are not adequately funded may result in the inability to create wallets or complete transactions.

BitGo Portfolio

Product Tier: *(select one tier)*: Professional ____ or Institutional ____	$ N/A
BitGo Portfolio Monthly Fee: *(separate from any existing fees)*	$ N/A
Monthly Financial Connection Usage Cap:	
Monthly Financial Connections Overage Fee: *(per additional financial connection)*	$ N/A
Monthly Line Items Usage Cap:	N/A
Monthly Line Items Overage Fee: *(per additional line item)*	$ N/A

BitGo Tax (*BitGo Portfolio is a prerequisite*)

Annual Fee:	$ N/A

MetaMask Institutional

Monthly Fee:	$ N/A
Assets Under Deployment Fee	N/A

Failure to Make Timely Payment:

Interest accrued on unpaid balances: If Customer fails to make timely payment of monthly fees for any amount due under this Order Form, simple interest shall accrue on such unpaid amount at 10% per annum beginning on the payment due date of such amount and ending when paid in full. Interest shall be paid to BitGo quarterly.

Right to Freeze: If Customer fails to make timely payment of monthly fees for any amount due under this Order Form for a period of 30 days, BitGo reserves the right to freeze any and all services, including multi-signature wallet services, pending payment of outstanding balances.

Term:

The term of this Order Form is one (1) year, and, unless terminated by either party as provided

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below, will auto - renew for additional one (1) year periods. Termination Process and Fees : Customer may cancel the auto - renewal of the Order Form prior to the expiration of any of the one (1) year periods by notifying BitGo of Customer’s intent. Notice must be made in writing to the physical or email notices address listed above and BitGo must receive said notice at least thirty (30) days prior to the auto - renewal date. Customer may terminate this Order Form for convenience only if (a) Customer provides ninety (90) days written notice of termination, and (b) Customer pays a one - time termination fee equal to the highest monthly fees due, excluding On - Boarding Fee, for any month of Services before termination multiplied by the number of months remaining in the term (including partial months), multiplied by 0.5. Such termination for convenience will not be deemed effective unless and until BitGo receives such termination fee. Such termination will not be deemed a penalty, but a figure reasonably calculated to reflect discounts given by BitGo in return for Customer’s term commitment. Customer may not cancel the subscription of Services before the expiration of their term, except as specified above. Payment Information Except as outlined above under “Pre - Paid Fee Wallet,” the following payment terms will apply: 6 Billing Cycle: Monthly Terms: Payment Terms: Monthly Net 30 Days End Of Month Monthly, upon BitGo providing Customer with its calculation of amounts due by email, other writing, or via the Services. BitGo accepts payment via bitcoin or wire transfer in USD. Payment instructions are provided on monthly invoices. Payment Methods: Prices shown above do not include any taxes that may apply. All taxes are the responsibility of Customer. General ● Customer hereby orders the Services specified in this Order Form under the terms and conditions of this Order Form and the BitGo Services Agreement 4 entered into by BitGo and Customer (the “Services Agreement”), which is incorporated by reference. The terms of this Order Form will be deemed to modify (or if coherent modification is not possible, then supersede) any conflicting terms in the Services Agreement. All capitalized terms that are not defined in this Order Form shall have the meanings set forth in the Services Agreement. ● Customer hereby accepts this Order Form and the Services Agreement, that upon execution of this Order Form by Customer and BitGo, will become legally binding to each party. ● Customer will maintain complete and accurate billing contact information with BitGo and 4 BitGo Services Agreement: https://www.bitgo.com/info/services_agreement DocuSign Envelope ID: DF7DAA95 - 7850 - 4A54 - A526 - C3F1D6FECA5E

7 will notify promptly of any inaccuracies on an invoice within the time period set forth in the Payment Information section above. ● Services are provided “As Is.” A given digital asset’s blockchain or network is the truest record of transactions. It is possible that BitGo Services relying on these blockchains or networks or other third - party sources become out of sync due to missing a transmission(s) to a given blockchain or network or other disruptions. Therefore, BitGo does not guarantee 100% reconciliation with any blockchain, network, or other third - party source. ● Customer understands that BitGo and its affiliates do not provide legal, tax, investment, or other advice. ● MMI Services are made available through ConsenSys Software Inc. (“ConsenSys”) and are governed by ConsenSys’s Terms of Use (located at https://consensys.net/terms - of - use/ ). When you use the MMI Services, you agree to such Terms of Use. The MMI Services are Third Party Services as described in Section 8 of the Services Agreement. Without limitation of anything contained therein, in no event shall BitGo have any liability whatsoever in connection with Customer’s use of the MMI Services, including for loss of profits, business interruption, loss of information, or damages arising out of the use or inability to use the MMI Services, even if it has been advised of the possibility of such damages. ● Customer shall be responsible for determining all applicable taxes, if any, applicable to Customer’s digital assets holdings. BitGo and its affiliates shall have no responsibility for withholding, collecting, reporting, or remitting any such taxes. Customer agrees to indemnify and hold BitGo and its affiliates harmless against any of Customer’s tax liability, including penalties, duties and interest levied by any government in connection with digital asset transactions by Customer. ● Customer may grant “read - only” access to third parties (“Authorized Access”) to utilize the BitGo Portfolio on behalf of Customer portfolio only. Customer will be solely responsible for any actions, loss, damage or other consequences to Customer’s portfolio that is a result of granting such Authorized Access. [Signature page follows] DocuSign Envelope ID: DF7DAA95 - 7850 - 4A54 - A526 - C3F1D6FECA5E

IN WITNESS WHEREOF, the parties hereto have executed this Order Form each acting under due and proper authority. BITGO, INC. (“BitGo”): By: Print Name: Title: Date: CUSTOMER: By: Print Name: Matias Goldenhörn Title: Date: DocuSign Envelope ID: DF7DAA95 - 7850 - 4A54 - A526 - C3F1D6FECA5E CEO 19 July 2023 | 9:17 AM PDT 27 July 2023 | 12:24 PM PDT Michael Belshe CEO 8

DocuSign Envelope ID: DF7DAA95-7850-4A54-A526-C3F1D6FECA5E

Exhibit A. Support Escalation

Standard Support (For non-urgent issues) Sunday 4PM - Friday 5PM Pacific Sunday 11PM - Saturday 12AM GMT Monday 7AM - Saturday 8AM Singapore	Escalation Level 1 (For emergencies only) Business-impacting and urgent issues
premiumsupport@bitgo.com	Support Hotline +1 (650) 542-0730

BitGo may update the contact information in the "Escalation Level 1" column if new personnel become the Support Engineer of BitGo.

For assistance with business terms or questions about this agreement, please contact your account manager.

End of Exhibit A

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